Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [            ], 2014, is by and among Enovation Controls, Inc., a Delaware corporation (together with its successors by merger, acquisition, reorganization, or otherwise, the “Company”), Murphy Group, Inc., an Oklahoma corporation, and Econtrols Group, Inc., a Texas corporation (collectively, the “Founder Entities”), and each of the other holders of Units (as defined below) that are signatories hereto (collectively, the “Stockholders”).

WITNESSETH

WHEREAS, the Company was formed on June 2, 2014, in anticipation of a proposed initial public offering of shares of Class A common stock, par value $0.00001 per share, of the Company (the “Class A Shares”);

WHEREAS, on the date hereof, the Company acquired a [    ]% equity interest in Enovation Controls, LLC, an Oklahoma LLC (“Enovation Controls, LLC”), and became the Managing Member of Enovation Controls, LLC under the Second Amended and Restated Limited Liability Company Agreement, dated as of the date hereof, of Enovation Controls, LLC (the “LLC Agreement”);

WHEREAS, each of the Stockholders is a holder of LLC interests in Enovation Controls, LLC designated as “Common Units” (“Units”) and shares of Class B common stock, par value $0.00001 per share, of the Company (“Class B Shares”);

WHEREAS, pursuant to the LLC Agreement, each of the Stockholders is entitled to exchange Units and Class B Shares for Class A Shares from and after the filing by the Company of a mandatory Shelf Registration Statement, and the effectiveness thereof;

WHEREAS, the parties to this Agreement desire to set forth certain registration rights applicable to the Registrable Securities (as hereinafter defined) held by the Stockholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1 The term “Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

1.2 The term “Board” shall mean the Board of Directors of the Company.

1.3 The term “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

1.4 The term “Company IPO” shall mean the initial offering by the Company of Class A Shares to the public through underwriters pursuant to the registration statement on Form S-1.

1.5 The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6 The term “Fair Market Value” shall mean, any Units, the volume weighted average sale price per Class A Share on the New York Stock Exchange on such date, or if Class A Shares are not listed on the New York Stock Exchange, on the principal national securities exchange on which the Class A Shares are then listed or, if the Class A Shares are not listed on a national securities exchange, an automated quotation system on which the Class A Shares are then listed or authorized for quotation, in each case as reported by Bloomberg Financial Markets (or any successor thereto) through its “Volume at Price” functions and ignoring any block trades (which, for purposes of this definition means any transfer of more than 100,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations and other similar events)), and if the Class A Shares are not then listed on a national securities exchange or authorized for quotation on an automated quotation system, such value as the Board, in its reasonable discretion, shall determine.

1.7 The term “Lock-Up Period” shall mean the period of one hundred eighty (180) days immediately following the date of final prospectus for the Company IPO (or such lesser number of days as may be agreed to by the representatives of the underwriters of the Company IPO, whether under the terms of an applicable lock-up agreement or otherwise, it being understood that as used herein the term “Lock-Up Period” shall mean, with respect to any holder and any particular Shares, the actual number of days agreed to by the representatives of the underwriters with respect to such holder and such Shares).

1.8 The term “Notice and Questionnaire” shall mean a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to this Agreement.

1.9 The term “Notice Stockholder” shall mean, on any date, any Stockholder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

1.10 The term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, or other entity and shall include any successor (by merger or otherwise) of such entity.

1.11 The term “Public Offering” shall mean a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than (i) a registration statement filed under Regulation A or on Form S-4 or any successor form, (ii) the Shelf Registration Statement, or (iii) a registration statement filed on Form S-8 or any successor form).

1.12 The term “Registrable Securities” shall mean the Shares (as hereinafter defined); provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the

Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act; or (iii) such securities are transferred under circumstances in which any legend borne by the certificates for such securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company. Notwithstanding anything to the contrary contained herein, Unvested Common Units (as such term is defined in the LLC Agreement) shall not be Registrable Securities until they have vested.

1.13 The term “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.14 The term “Shares” shall mean (i) all Class A Shares owned by the Stockholders as of the date hereof; and (ii) additional Class A Shares acquired by the Stockholders in any manner after the date hereof.

ARTICLE 2

REGISTRATION RIGHTS

2.1 Demand Registrations.

(a) Requests for Registration. At any time after the expiration of the Lock-Up Period, each Founder Entity shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of all or part of the Registrable Securities for offer and sale pursuant to an underwritten offering (a “Demand Registration” and the Founder Entity making such Demand the “Demanding Holder”). Such Demand shall specify the aggregate number of Registrable Securities requested to be registered. Within ten (10) business days after receipt of a Demand, the Company shall give written notice of such Demand (an “Incidental Registration Notice”) to all other Stockholders and shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within twenty (20) business days after the receipt by such Stockholder of the Company’s notice required by this paragraph; provided that (x) any Stockholder who seeks to exercise his, her or its rights under this Section 2.1(a) shall be required to provide the Company with an irrevocable election to exchange his, her or its Units for Class A Shares immediately prior to the closing of such offering; and provided further, that the Company shall not be required to file any registration statement covering Registrable Securities with an aggregate Fair Market Value less than $10 million.

(b) Each Stockholder wishing to sell Registrable Securities pursuant to a Demand Registration agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to the initial filing of the registration statement pursuant to a Demand Registration, and the Company shall provide that the Stockholder delivering such Notice and Questionnaire is named as a selling security holder in the Demand Registration and the related prospectus in such a manner as to permit such Stockholder to deliver such prospectus to purchasers of the Registrable Securities in accordance with applicable law. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Stockholder that is not a Notice Stockholder as a selling security holder in any registration statement under the Securities Act or related prospectus; provided, however, that any Stockholder that becomes a Notice Stockholder pursuant to the provisions of this Section 2.1(b) shall be named as a selling security holder in the Demand Registration in accordance with the requirements of this Section 2.1(b).

(c) Number and Timing of Demands. Each Founder Entity shall be entitled to no more than one (1) Demand Registration in any twelve (12) month period and shall not be permitted to exercise their Demand rights pursuant to this Section 2.1 until the expiration of the Lock-Up Period.

(d) Satisfaction of Obligations. A registration shall not be treated as a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration, and (ii) all Registrable Securities included therein have been disposed of thereunder in accordance with the method of distribution set forth in such registration statement.

(e) Availability of Short Form Registrations. The Company shall use its reasonable best efforts to comply with the requirements for use of short form registration for the sale of Registrable Securities under the Securities Act.

(f) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within one hundred eighty (180) days after the effective date of (A) a “firm commitment” underwritten registration in which all Stockholders were given “piggyback” rights pursuant to Section 2.2 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, each Founder Entity exercising such piggyback rights was permitted to include in such registration seventy-five percent (75%) of the Registrable Securities that such Founder Entity sought to include therein) or (B) any other Demand Registration. In addition, the Company shall be entitled to postpone (upon written notice to all Stockholders) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would (i) have a material adverse effect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction or (ii) require disclosure of information not otherwise then required to be disclosed and that such disclosure would adversely affect any material business opportunity, transaction or negotiation then contemplated by the Company. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, the Demanding Holders shall have the right to withdraw such Demand in accordance with Section 2.3 hereof.

(g) Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the Demanding Holder. If, in connection with a Demand Registration, any managing underwriter(s) advises the Company and the Demanding Holder that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this Article II, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the Demanding Holder are advised by such underwriter can be sold without such an effect (the “Maximum Demand Number”), as follows and in the following order of priority:

(i) first, the number of Registrable Securities sought to be registered by the Demanding Holder and the other Founder Entity pro rata in proportion to the number of securities sought to be sold by the Demanding Holder and the other Founder Entity; and

(ii) second, if the number of Registrable Securities to be included under clause (i) above is less than the Maximum Demand Number, the number of securities sought to be included by each other seller, pro rata in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) above, equals the Maximum Demand Number.

(h) Selection of Underwriters. The Company shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Demanding Holder, which approval shall not be unreasonably conditioned, withheld or delayed.

(i) Other Registrations. If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration pursuant to a Shelf Registration Statement (as such term is defined in Section 2.4 below), a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Demanding Holder. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 2.1(f) hereof.

2.2 Piggyback Registrations.

(a) Right to Piggyback. Subject to the last sentence of this Section 2.2(a), and the other conditions set forth herein, at any time following completion of the Company IPO, whenever the Company proposes to conduct a Public Offering (other than pursuant to a Demand Registration, as to which Section 2.1 shall apply) (a “Piggyback Registration”), the Company shall give all Stockholders prompt written notice thereof (but not less than ten (10) business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed method of distribution and the proposed managing underwriter or underwriters (if any and if known). Upon the written request of a Stockholder given within ten (10) business days of such Stockholder’s receipt of the Piggyback Notice (which written request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion; provided that (x) any Stockholder who seeks to exercise his rights under this Section 2.2(a) shall be required to provide the Company with an irrevocable election to exchange his, her or its Units for Class A Shares immediately prior to the closing of such offering.

(b) Each Stockholder wishing to sell Registrable Securities pursuant to a Piggyback Registration agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to the filing of the initial registration statement relating to the Piggyback Registration and the Company shall provide that the Stockholder delivering such Notice and Questionnaire is named as a selling security holder in the Piggyback Registration and the related prospectus in such a manner as to permit such Stockholder to deliver such prospectus to purchasers of the Registrable Securities in accordance with applicable law. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Stockholder that is not a Notice Stockholder as a selling security holder in any registration statement under the Securities Act or related prospectus; provided, however, that any Stockholder that becomes a Notice Stockholder pursuant to the provisions of this Section 2.2(b) shall be named as a selling security holder in the Piggyback Registration in accordance with the requirements of this Section 2.2(b).

(c) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter advises the Company and the holders of the Registrable Securities sought to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to “piggyback” or other incidental or participation registration rights) such registration (such demand rights being “Other Demand Rights” and such Persons being “Other Demanding Sellers”), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration (“Piggyback Sellers”) and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the “Maximum Piggyback Number”), as follows and in the following order of priority:

(i) if the Piggyback Registration is an offering on behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to “piggyback” or other incidental or participatory registration rights) (a “Primary Offering”), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith, shall have determined, and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number; and

(ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering, then (A) first, to each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number.

(d) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 2.2 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company shall give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses (as hereinafter defined) in connection therewith as provided herein). In the event that the Piggyback Sellers of such a registration hold $10 million of aggregate Fair Market Value of Registrable Securities as of such date then such holders may continue such registration as an underwritten Demand Registration.

2.3 Withdrawal Rights. Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company at least five (5) business days prior to the commencement of the road show for the offering. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below $10 million of aggregate Fair Market Value as of such date, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 2.3, and within five (5) business days following the effectiveness of such notice, either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, respectively, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) business day period, the

Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (i) in accordance with an election by the Company, (ii) in accordance with an election by the Demanding Holder pursuant to Section 2.1(f) hereof, (iii) in accordance with an election by the Demanding Holder prior to the effectiveness of the applicable Demand Registration Statement or (iv) in accordance with an election by the Demanding Holder subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains adverse information regarding the Company shall not be counted as a Demand. Except as set forth in clause (iv) of the previous sentence, any Demand withdrawn in accordance with an election by the Demanding Holder subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand unless the Stockholders participating in such Demand Registration reimburse the Company for its reasonable out-of-pocket expenses (but not including any Internal Expenses, as hereinafter defined) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of a majority of the Stockholders, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such registration statement in order to assist such holders with a determination in accordance with the immediately preceding sentence.

2.4 Mandatory Shelf Registration. The Company shall use its reasonable best efforts, at its sole expense, to file with the Commission prior to the expiration of the Lock Up Period, a shelf Registration Statement on Form S-1 or such other form under the Securities Act then available to the Company providing for (a) the exchange, from time to time, of all Units and Class B Shares held by any Stockholder for Class A Shares and (b) the resale, pursuant to Rule 415 under the Securities Act from time to time, of such Class A Shares received upon such exchange by such Stockholders (the “Shelf Registration Statement”). The Company will notify each such Stockholder, within five (5) business days after the date on which the Shelf Registration Statement is first filed with the Commission, of the filing. The Company will use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the expiration of the Lock Up Period, subject to Section 2.6(d). The Company further agrees to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective, subject to Section 2.6(d), until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the method of distribution set forth therein and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition or Rule 144 under the Securities Act (or any successor rule). The filing of the Shelf Registration Statement will not affect the inclusion of any Registrable Securities in any other Registration Statement hereunder.

2.5 Holdback Agreements. Except as may be agreed to by the underwriters with respect to any Stockholder, each Stockholder agrees not to effect any public sale or distribution (including, without limitation, sales pursuant to Rule 144 of the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date on which the Company intends, or in the case of a Demand Registration, the Demanding Holder intends, to commence a Public Offering (as set forth in the notice thereof provided by the Company or the Demanding Holder, as applicable) through the ninety (90) day period immediately following the effective date of any Demand Registration or any Piggyback Registration (in each case, except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto.

2.6 Registration Procedures.

(a) Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Demand Registration or Piggyback Registration), the Company (subject to its right to withdraw such registration as contemplated by Section 2.2(d) hereof) shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, in connection therewith, the Company shall as expeditiously as possible, and, in any event, within sixty (60) days of receipt of such request:

(i) prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies and is available for the sale of Registrable Securities to be registered thereunder in accordance with the intended method of distribution and use its reasonable best efforts to cause such registration statement to become effective within one hundred twenty (120) days of the date thereof;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than one hundred eighty (180) days (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the method of distribution set forth therein) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

(iii) before filing with the Commission any such registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Demanding Holders, counsel for the underwriter or sales or placement agent, if any, and any other counsel for holders of Registrable Securities, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

(iv) promptly (i) notify each seller of Registrable Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (y) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threat of any proceedings with respect to any of the foregoing and (ii) use its reasonable best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

(v) furnish to each seller of Registrable Securities, the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller;

(vi) if requested by the managing underwriter or underwriters of any registration or by the Demanding Holders, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders shall reasonably furnish to the Company in writing and request be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

(vii) use its best efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the holders of a majority of Registrable Securities sought to be registered reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of a majority of Registrable Securities sought to be registered to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (z) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

(viii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement (and prepare and file and cause to become effective a post-effective amendment to such registration statement) so that such registration statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

(ix) cause all such Registrable Securities to be listed on the New York Stock Exchange, Nasdaq Stock Market and/or any other national securities exchange and included in each established over-the-counter market on which or through which similar securities of the Company are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system (“Nasdaq”) and, if listed on Nasdaq, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a “national market system security” within the meaning of Regulation NMS under the Exchange Act, or, failing that, to secure Nasdaq authorization for such Registrable Securities;

(x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement. Information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement or as otherwise required to be disclosed pursuant to the Securities Act and the rules promulgated thereunder, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

(xi) use its best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

(xii) permit any Stockholder, which Stockholder, in its sole and exclusive judgment, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and such holder’s counsel should be included;

(xiii) in the case of an underwritten offering, use reasonable best efforts to furnish to each seller of Registrable Securities and each underwriter of such offering a signed counterpart of (x) an opinion of counsel for the Company and (y) a comfort letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as are customarily covered by such legal opinions and comfort letters;

(xiv) not permit any officer, manager, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of a majority of Stockholders of Registrable Securities covered in any such registration statement and any underwriter; and

(xv) use reasonable best efforts to have officers of the Company participate in “road shows” for any Demand Registration and analyst or investor presentations and such other selling or informational activities as are customary for transactions similar to the planned disposition of securities requested by the Demanding Holder or the managing underwriter for such offerings.

(xvi) take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

If a registration hereunder is a Demand Registration by a Founder Entity, all references to “a majority of Stockholders of Registrable Securities” shall be deemed to be “the Demanding Holder”.

(b) Underwriting. Without limiting any of the foregoing, in the event that any offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to underwritten public offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of the Stockholders, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by the Demanding Holder, such Demand Registration shall not be counted as a permitted Demand hereunder). In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(a)(viii) hereof, such seller shall forthwith discontinue such seller’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(viii) hereof and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the one hundred eighty (180)-day period during which such registration statement must remain effective pursuant to this

Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.6(a)(viii) hereof to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

(d) Suspensions. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Stockholders, to require such Stockholders to suspend the use of the prospectus for sales of Registrable Securities under any registration statement for a reasonable period of time not to exceed 90 days in succession or 180 days in the aggregate in any 12-month period (a “Suspension Period”) if the Company shall determine that it is required to disclose in any such registration statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting the Company or its securities, and that the disclosure of such information at such time would be detrimental to the Company or the holders of its equity securities. Immediately upon receipt of such notice, the Stockholders shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Stockholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the applicable registration statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.7 Registration Expenses. All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement, including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents, if any, in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents, if any, in connection therewith (excluding discounts and commissions), all fees and expenses of the Company’s independent certified public accountants and counsel (including, without limitation, with respect to comfort letters and opinions) (collectively, the “Registration Expenses”) shall be borne by the Company. The Company shall be responsible for the fees and expenses of one (1) firm of attorneys retained by all of the Stockholders in the aggregate in connection with the sale of Registrable Securities. Notwithstanding the foregoing, the Company shall not be responsible for the fees and expenses of any additional counsel, or any of the accountants, agents or experts retained by the Stockholders in connection with the sale of Registrable Securities. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) (collectively, “Internal Expenses”) and, except as otherwise provided in this Section 2.7, the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on Nasdaq.

2.8 Indemnification. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement (other than an underwritten offering, where the provisions of the underwriting agreement shall apply):

(a) By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, managers, partners, stockholders, members, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder or such another indemnified Person against all losses, claims, damages, liabilities and expenses (collectively, the “Losses”) caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company in writing by or on behalf of such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same as required by Article II hereof. In connection with an underwritten offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

(b) By Stockholders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish, or cause to be furnished, to the Company in writing information regarding such holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by or on behalf of such holder and such information was actually used by the Company in a final prospectus or a post-effective amendment; provided, however, that each holder’s obligation to indemnify the Company hereunder shall be limited to an amount equal to the net amount received by each holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

(d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

(e) Survival. The indemnification and contribution obligations of the Company and the Stockholders selling Registrable Securities under this Section 2.8 shall survive until the expiration of all applicable statutes of limitation or extensions of such statutes. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Stockholder shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities

ARTICLE 3

MISCELLANEOUS

3.1 Term. The rights of Stockholders with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms hereof, so long as there are Registrable Securities or securities which are convertible or exchangeable for Registrable Securities issued and outstanding.

3.2 Specific Performance. Each of the Company and the Stockholders acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Company and the Stockholders hereby agree that, in addition to any other remedy to which any party may be entitled at law or in equity, they shall be entitled to seek to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

3.3 Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

3.4 Entire Agreement. This Agreement and the LLC Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof. They supersede any prior agreement or understanding among the parties, and they may not be modified or amended in any manner other than by an instrument in writing signed by the parties hereto or thereto, or their respective successors or assigns, or otherwise as provided herein or therein.

3.5 Expenses. Except as set forth in Section 2.7 hereof, each party agrees that such party shall bear its own expenses incurred in connection with this Agreement.

3.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery, if personally delivered, or if mailed (registered or certified mail, postage prepaid, return receipt requested), on the third (3rd) business day following mailing as follows:

If to the Company, to:	Enovation Controls, Inc. 5311 South 122nd East Avenue Tulsa, OK 74146 Attn: CEO Telephone: (918) 317-4100 Fax: (918) 317-4266

with copies to:	Norton Rose Fulbright 300 Convent, Suite 2100 Attn: Daryl L. Lansdale, Jr. Telephone: (210) 270-9367 Fax: (210) 270-7205

If to the Stockholders, to the addresses of the Stockholders as set forth in the books and records of the Company.

3.7 Applicable Law. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

3.8 Jurisdiction; Service of Process. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks subject matter jurisdiction, any other Delaware state court or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any transaction or other agreement contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction or other agreement contemplated hereby in any court other than the Court of Chancery of the State of Delaware, or if the Court of Chancery lacks subject matter jurisdiction, any other Delaware state court or any federal court sitting in the state of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction or other agreement contemplated hereby.

3.9 Severability. The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

3.10 Successors; Assigns; and Third-Party Beneficiaries. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns. Any of the Stockholders’ “Permitted Transferees” under the terms of the LLC Agreement will be permitted to enter into this Agreement by means of a joinder agreement and to benefit from the registration rights applicable to Registrable Securities held by such transferring Stockholder. Except as expressly provided herein, neither this Agreement nor the rights or obligations of any Stockholder hereunder may be assigned. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

3.11 Amendments. This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by the parties hereto. Notwithstanding the foregoing, each party agrees that if any Person who holds Class A Shares (or securities that are exchangeable or convertible into Class A Shares) other than a Stockholder, enters into an agreement with the Company on terms that are more favorable to such holder than those contained in this Agreement with respect to the Stockholders, then this Agreement shall be immediately amended to incorporate such favorable terms in favor of the Stockholders.

3.12 Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

3.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

ENOVATION CONTROLS, INC.

By:
Name:	Patrick W. Cavanagh
Title:	Chief Executive Officer

MURPHY GROUP, INC.

By:
Name:	Frank Murphy
Title:

ECONTROLS GROUP, INC.

By:
Name:	Kennon Guglielmo
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDERS

[Signature Page to Registration Rights Agreement]

ANNEX A

SELLING STOCKHOLDER QUESTIONNAIRE

Enovation Controls, Inc.

5311 South 122nd East Avenue

Tulsa, Oklahoma 74146

Ladies and Gentlemen:

The undersigned acknowledges that it, he or she is a beneficial owner of securities of Enovation Controls, Inc. (the “Company”). The undersigned understands that it, he or she will be named as a selling stockholder in the prospectus that forms a part of the Company’s Registration Statement on Form S-     to be filed with the Securities and Exchange Commission (the “Registration Statement”). The Registration Statement will register for resale in a public offering under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”), of the Company that the undersigned beneficially owns that are disclosed in response to Question 5(b) of this Questionnaire (the “Registrable Securities”), [as well as shares of Class A Common Stock to be newly issued by the Company]. The Company will use the information that the undersigned provides in this Questionnaire to ensure the accuracy of the Registration Statement and the prospectus.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of securities to be registered under the Registration Statement are advised to consult securities counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

The undersigned acknowledges that by completing, dating, executing and returning this Questionnaire to the Company, it, he or she is giving written notice to the Company of its, his or her desire to have the securities disclosed in response to Question 5(b) of this Questionnaire included in the Registration Statement.

Please answer every question.

If the answer to any question is “none” or “not applicable,” please so state.

1. Name. Type or print the full legal name of the selling securityholder.

2. Contact Information. Provide the address, telephone number, fax number and email address of the selling securityholder.

ANNEX A-1

Address:

Phone:

Fax:

Email:

3. Relationship with the Company. Describe the nature of any position, office or other material relationship the selling securityholder has had with the Company during the past three years.

4. Organizational Structure. Please indicate or (if applicable) describe how the selling securityholder is organized.

Is the selling securityholder a natural person (i.e., an individual rather than a corporation or other legal entity)?	Yes	No

(If so, please mark the box and skip to Question 5.)

Is the selling securityholder a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)?	Yes	No

(If so, please mark the box and skip to Question 5.)

ANNEX A-2

Is the selling securityholder a majority-owned subsidiary of a reporting company under the Exchange Act?	Yes	No

(If so, please mark the box and skip to Question 5.)

Is the selling securityholder a registered investment company under the Investment Company Act of 1940?	Yes	No

(If so, please mark the box and skip to Question 5.)

If the answer to all of the foregoing questions is “no,” please describe: (i) the exact legal description of the selling securityholder (e.g., corporation, partnership, limited liability company, etc.); (ii) whether the legal entity so described is managed by another entity and the exact legal description of such entity (repeat this step until the last entity described is managed by a person or persons, each of whom is described in any one of (a) through (d) above); (iii) the names of each person or persons having voting and investment control over the Company’s securities that the entity owns (e.g., director(s), general partner(s), managing member(s), etc.).

(a)	Legal Description of Entity:

(b)	Name of Entit(ies)/(y) Managing Such Entity (if any):

(c)	Name of Entit(ies)/(y) Managing such Entit(ies)/(y) (if any):

(d)	Name(s) of Natural Person(s) Having Voting or Investment Control Over the Shares Held by such Entit(ies)/(y):

5. Ownership of the Company’s Securities. This question covers beneficial ownership of the Company’s securities. Please consult Appendix A to this Questionnaire for information as to the

ANNEX A-3

meaning of “beneficial ownership.” State (a) the number of shares of the Company’s Class A Common Stock or Class B common stock (including any shares issuable upon exercise of warrants or options, or upon vesting of restricted stock units) that the selling securityholder beneficially owned as of the date this Questionnaire is signed and (b) the number of shares of the Company’s Class A Common Stock that the selling securityholder wishes to have registered for resale in public offering under the Registration Statement:

(a)	Number of shares of Class A Common Stock and other equity securities owned:

(b)	Number of shares of Class A Common Stock owned to be registered for resale in the Registration Statement:

6. Acquisition of Shares. If the selling securityholder did not acquire the securities to be sold directly from the Company (for example, through a trade in the open market or in a private sale by a third party) please describe below the manner in which the securities were acquired including, but not limited to, the date, the name and address of the seller(s), the purchase price and pursuant to which documents (the “Acquisition Documents”) and please forward such documents as provided below.

7. Broker-Dealer Status.

(a)
Is the selling securityholder a broker-dealer?	Yes	No

(b)
If the answer to Section 7(a) is “yes,” did the selling securityholder receive the Registrable Securities as compensation for investment banking services to the Company?	Yes	No

Note: If the answer to 7(b) is “no,” SEC guidance has indicated that the selling securityholder should be identified as an underwriter in the Registration Statement.

ANNEX A-4

(c)
Is the selling securityholder an affiliate of a broker-dealer?	Yes	No

(d)
If the selling securityholder is an affiliate of a broker-dealer, does the selling securityholder certify that it purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?	Yes	No

Note: If the answer to 7(d) is “no,” SEC guidance has indicated that the selling securityholder should be identified as an underwriter in the Registration Statement.

8. Legal Proceedings with the Company. Is the Company a party to any pending legal proceeding in which the selling securityholder is named as an adverse party?

Yes	No

State any exceptions here:

ANNEX A-5

9. Reliance on Responses. The undersigned acknowledges and agrees that the Company and its legal counsel shall be entitled to rely on its responses in this Questionnaire in all matters pertaining to the Registration Statement and the sale of any Registrable Securities in the public offering pursuant to the Registration Statement.

The undersigned hereby acknowledges and is advised of the SEC’s Compliance and Disclosure Interpretation 239.10 regarding short selling:

An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

If the Company is required to file a new or additional registration statement to register Registrable Securities beneficially owned by the selling securityholder, the undersigned hereby agrees to complete and return to the Company, upon the request of the Company, a new Questionnaire (in a form substantially similar to this Questionnaire).

If the selling securityholder transfers all or any portion of its Registrable Securities after the date on which the information in this Questionnaire is provided to the Company, the undersigned hereby agrees to notify the transferee(s) at the time of transfer of its rights and obligations hereunder.

By signing below, the undersigned represents that the information provided herein is accurate and complete. The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

[SIGNATURE PAGE FOLLOWS]

ANNEX A-6

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Stockholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

AS SOON AS POSSIBLE, PLEASE E-MAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Enovation Controls, Inc.

5311 South 122nd East Avenue

Tulsa, Oklahoma 74146

Attn: Dennis Bunday

E-mail: dbunday@enovationcontrols.com

ANNEX A-7

APPENDIX A

DEFINITION OF “BENEFICIAL OWNERSHIP”

1. A “Beneficial Owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a) Voting power which includes the power to vote, or to direct the voting of, such security; and/or

(b) Investment power which includes the power to dispose, or direct the disposition of, such security.

Please note that either voting power or investment power, or both, is sufficient for you to be considered the beneficial owner of shares.

2. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of the federal securities acts shall be deemed to be the beneficial owner of such security.

3. Notwithstanding the provisions of paragraph (1), a person is deemed to be the “beneficial owner” of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

ANNEX A-8